Exhibit 10.8
AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT
This Amendment No. 1 (this “Amendment”) to Executive Employment Agreement, dated as of March 8, 2021 (the “Prior Agreement”), is made and entered into as of October 27, 2025 (the “Effective Date”), by and between ANI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Muthusamy Shanmugam. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Prior Agreement.
RECITALS
WHEREAS, the parties hereto are parties to the Prior Agreement; and
WHEREAS, the parties hereto desire to amend certain provisions of the Prior Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, the premises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments.
1.1Amendment to Section 3(e)(i)(C). Section 3(e)(i)(C) of the Prior Agreement is hereby amended and restated in its entirety to read as follows:
    “(C) Executive shall be paid a pro-rated Incentive Bonus for the fiscal year during which Executive’s employment is terminated (prorated based on the days elapsed in such fiscal year through the Termination Date);”
1.2    Renumbering of Certain Prior Sections; New Section 3(e)(ii). Sections 3(e)(ii) and 3(e)(iii) of the Prior Agreement are hereby renumbered to Sections 3(e)(iii) and 3(e)(iv), respectively, and a new Section 3(e)(ii) is hereby added to the Prior Agreement, to read as follows:
    “(ii) The amount of the Incentive Bonus payments described in clause (i)(C) shall be determined based on the maximum Incentive Bonus for such fiscal year and shall be paid to Executive when Incentive Bonus payments for the applicable fiscal year are paid to other executives of the Company.”
1.2New Section 8(a)(vi). A new Section 8(a)(vi) is hereby added to the Prior Agreement, to read as follows:
2.    “(vi) To the extent that Executive’s Termination Date is prior to the payment of the Executive’s annual Incentive Bonus for work performed in the year prior to the Termination Date, the Company will pay the Executive the annual Incentive Bonus that Executive would have earned for such prior year
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Exhibit 10.8
based on actual performance as if Executive had remained employed until the payment of such annual Incentive Bonus.”
2.1Amendment to Section 19. Section 19 of the Prior Agreement is hereby amended and restated in its entirety to read as follows:
2.2“Cooperation with Litigation. During and following the termination of Executive’s employment with the Company (regardless of the reason for Executive’s termination of employment with the Company and which Party initiates the termination of employment with the Company), Executive agrees to cooperate with and make himself readily available to the Company, the Company’s Chief Legal Officer (or equivalent position within the Company) and/or its advisers, as the Company may reasonably request, to assist it in any matter regarding the Company and its subsidiaries and parent companies, including giving truthful testimony in any litigation, potential litigation or any internal investigation or administrative, regulatory, judicial or quasi-judicial proceedings involving the Company over which Executive has knowledge, experience or information. Executive acknowledges that this could involve, but is not limited to, responding to or defending any regulatory or legal process, providing information in relation to any such process, preparing witness statements and giving evidence in person on behalf of the Company. The Company shall work with Executive to ensure that such cooperation does not unduly burden Executive; work in good faith to accommodate Executive’s other commitments and reimburse any reasonable expenses incurred by Executive, including reasonable attorneys’ fees and costs, as a consequence of complying with his obligations under this Section, provided that such expenses are approved in advance by the Company.”
3.Governing Law. This Amendment and related agreements, instruments, and documents shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.
4.Incorporation and Reaffirmation. This Amendment shall amend and is incorporated into and made part of the Prior Agreement. To the extent that any term or provision of this Amendment may be deemed expressly inconsistent with any term or provision in the Prior Agreement, the terms and provisions of this Amendment shall control. Except as expressly amended by this Amendment, all of the terms, conditions, and provisions of the Prior Agreement are hereby ratified and continue unchanged and remain in full force and effect.
5.Entire Agreement. Subject to Section 3 hereof, this Amendment constitutes the complete understanding of the parties hereto regarding the subject matter hereof and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and no other statement or promise relating to the subject matter hereof that is not contained herein, shall be valid or binding.
6.Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, trustees, representatives, successors, and assigns.
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Exhibit 10.8
7.Execution by Counterparts and Facsimile. This Amendment may be executed by facsimile, and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
[Signature Page Follows]
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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment, as of the Effective Date.

    ANI PHARMACEUTICALS, INC.
    By:        /s/ Nikhil Lalwani
    Name:    Nikhil Lalwani
    Title:    President & CEO

    MUTHUSAMY SHANMUGAM
    By:        /s/ Muthusamy Shanmugam

[Signature Page to Amendment]